UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 24, 2005

                        RETURN ON INVESTMENT CORPORATION
             (Exact name of registrant as specified in its charter)


          DELAWARE                  033-36198                   22-3038309
(State or other jurisdiction       (Commission                 (IRS Employer
      of incorporation)           File Number)              Identification No.)

                       1825 Barrett Lakes Blvd., Suite 260
                             Kennesaw, Georgia 30144
                              (Address of Principal
                               Executive Offices)


                                 (770) 517-4750
              (Registrant's telephone number, including area code)

                                      None
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01         OTHER EVENTS

         Return on Investment Corporation (the "Company") has received a complaint from a former employee of its subsidiary, Tectonic, Inc. ("Tectonic") alleging production and usage tracking problems with certain directory products of Tectonic which allegedly may have led to shortfalls in production numbers and incorrect statistics being furnished to certain customers. Such former employee has also made allegations of constructive discharge and of whistleblower retaliation with respect to his treatment by the Company and Tectonic, which claims are believed to be baseless. No complaint has been filed by the former employee. Management of the Company, with the advice of counsel and under the direction of the Board of Directors of the Company, is conducting an investigation with respect to the issues alleged by such former employee. No evidence of any material adverse conditions has been found in connection with the employee's allegations, but if any is, the Company shall take prompt and appropriate action in response.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       RETURN ON INVESTMENT CORPORATION



Date: February 24, 2005                By: /s/ Arol R. Wolford
                                           ----------------------------------
                                           Arol R. Wolford
                                           President and Chief Executive Officer